Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-156725) on Form S-8 of Summer Infant, Inc. of our report dated March 24, 2009 relating to our audit of the consolidated financial statements, which appear in this Amendment No. 2 to the Annual Report on Form 10-K/A of Summer Infant, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

MCGLADREY & PULLEN, LLP
New York, New York

August 17, 2009